EXHIBIT (o)

POWER OF ATTORNEY

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST, a Delaware business trust (the “Trust”), and each of its undersigned officers and trustees hereby nominate, constitute and appoint Robert Conti, Maxine L. Gerson, Andrew B. Allard, Arthur C. Delibert, Jeffrey S. Puretz, and Lisa R. Price (with full power to each of them to act alone) its/his/her true and lawful attorney-in-fact and agent, for it/him/her and on its/his/her behalf and in its/his/her name, place and stead in any and all capacities, to make, execute and sign any and all amendments to the Trust’s Registration Statement of Form N-1A under the Securities Act of 1933, File No. 2-88566, and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of the Trust, any such amendment, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Trust and the undersigned officers and trustees itself/themselves might or could do.

IN WITNESS WHEREOF, NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST has caused this power of attorney to be executed in its name by its President, and attested by its Secretary, and the undersigned officers and trustees have hereunto set their hands and seals at New York, New York this 13th day of December, 2012.

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST

By:	/s/ Robert Conti
Robert Conti President and Chief Executive Officer

[SEAL]

ATTEST:

/s/ Claudia A. Brandon
Claudia A. Brandon
Secretary

[Signatures Continued on Next Page]

Signature	Title
/s/ Robert Conti Robert Conti	President, Chief Executive Officer and Trustee
/s/ John M. McGovern John M. McGovern	Treasurer and Principal Financial and Accounting Officer
/s/ Joseph V. Amato Joseph V. Amato	Trustee
/s/ Faith Colish Faith Colish	Trustee
/s/ Martha C. Goss Martha C. Goss	Trustee
/s/ Michael M. Knetter Michael M. Knetter	Trustee
/s/ Howard A. Mileaf Howard A. Mileaf	Trustee
/s/ George W. Morriss George W. Morriss	Trustee
/s/ Jack L. Rivkin Jack L. Rivkin	Trustee
/s/ Tom D. Seip Tom D. Seip	Chairman of the Board and Trustee
/s/ Candace L. Straight Candace L. Straight	Trustee
/s/ Peter P. Trapp Peter P. Trapp	Trustee